UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2005

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2005, we entered into and closed a Shares Exchange Agreement with Cheshire Associates LLC ("Cheshire") to exchange Cheshire's 688,146 shares of our Series A Convertible Preferred Stock (the "Preferred Shares"), previously issued by us, for 9,643,060 newly-issued shares of our common stock (the "Common Shares"). The exchange also satisfied all claims of Cheshire for accumulated and to-be-accumulated dividends on the Preferred Shares. Cheshire is an affiliate of Kevin Kimberlin, a director and major stockholder of the Company.

Under the terms of the agreement, the Common Shares will have the same registration rights, if any, as the common stock underlying the Preferred Shares had had.

Cheshire waived all anti-dilution adjustments which would have arisen as a result of this transaction under all Company securities beneficially owned by Cheshire. Also, Cornell Capital Partners, LP waived all anti-dilution adjustments which would have arisen as a result of this transaction under all Company securities beneficially owned by Cornell Capital Partners, LP.

After this transaction, we no longer have any shares of preferred stock outstanding.

Item 3.02 Unregistered Sales of Equity Securities.

The Item 1.01 description is incorporated here by reference. The exchange transaction was exempt from registration under the Securities Act by virtue of Section 3(a)(9) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.183
Shares Exchange Agreement, dated as of September 21, 2005, between The Immune Response Corporation and Cheshire Associates LLC.

Exhibit 10.184
Antidilution Amendment/Waiver Re Shares Exchange Agreement, dated as of September 21, 2005, from Cornell Capital Partners, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

September 26, 2005	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Vice President, Finance and CFO

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Exhibit Index

Exhibit No.	Description

10.183	Shares Exchange Agreement, dated as of September 21, 2005, between The Immune Response Corporation and Cheshire Associates LLC.
10.184	Antidilution Amendment/Waiver Re Shares Exchange Agreement, dated as of September 21, 2005, from Cornell Capital Partners, LP.